Exhibit 10.6 Personal and Confidential  May 13, 2016 Mr. James M. Chirico, Jr. Re: Retention Bonus Dear Jim: On behalf of Avaya Inc. (the “Company”), I am pleased to offer you the opportunity to receive a retention bonus, if you agree to the terms and conditions contained in this letter agreement (this “Retention Bonus Agreement”), which shall be effective as of the date set forth below in Section 8 (such date, the “Effective Date”). 1. Retention Bonus. Subject to the terms and conditions set forth herein, you will receive a payment in the amount of $2,000,000 (the “Retention Bonus”), subject to the Company’s receipt of your countersignature on this Retention Bonus Agreement. Notwithstanding the foregoing, in the event you terminate your employment with the Company without Good Reason (as defined below) or the Company terminates your employment for Cause (as defined below), in each case, before the eighteen (18)-month anniversary of the Effective Date (with such anniversary date, the “Retention Date”), you will be required to repay to the Company, within ten (10) days of such termination, a pro-rated portion of the Retention Bonus (net of taxes withheld from the Retention Bonus; provided, that if repayment is required after calendar year 2016, you must pay the Company a pro-rated portion of the gross amount of the Retention Bonus) that was paid to you, based on the length of your continued employment with the Company from the Effective Date through the termination date. This pro-rated portion will be calculated as per the following formula: (x)(i) the total amount of this Retention Bonus, net of taxes withheld, if repayment is during calendar year 2016 or (ii) the total gross amount of this Retention Bonus if repayment is after calendar year 2016, times (y) a ratio, the numerator of which is the total number of months of your continued employment (for which one day or more of service shall count as a full month of employment) from and including the Effective Date to and including the termination date, and the denominator of which is eighteen (18), rounded to the nearest cent. For example, if your termination date occurs nine (9) months after the Effective Date, you will be required to repay to the Company 50% of the gross Retention Bonus. For purposes of this Retention Bonus Agreement, “Cause,” means your (i) material breach of your duties and responsibilities, which is not remedied promptly after the Company gives you written notice specifying such breach, (ii) commission of a felony, (iii) commission of theft, fraud, a material breach of trust or any material act of dishonesty involving the Company or its subsidiaries, or (iv) significant violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries. “Good Reason” means any of the following, in each case, without your consent: (i) a change in your title or any material diminution of your responsibilities or authority or the assignment of any duties inconsistent with your position, in each case, compared to what was in effect as of the Effective Date; (ii) a material reduction of your annual base salary and/or target annual bonus as in effect on the Effective Date or as the same may be increased from time to time; (iii) the Company’s failure to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company’s benefit plans as of the Effective Date; (iv) a relocation of your principal office location more than fifty (50) miles from the Company’s offices at which you are

  2   based as of the Effective Date (except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations as of the Effective Date); (v) any material breach by the Company or its affiliates of any other written agreement with you that remains uncured for ten (10) days after you give written notice of such breach to the Company; or (vi) the failure of the Company to obtain the assumption in writing of its obligations under this Retention Bonus Agreement by any successor to all or substantially all of the assets of the Company. Your right to terminate your employment for Good Reason will not be affected by your incapacity due to physical or mental illness. Your continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act that constitutes Good Reason. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason will cease to be an event constituting Good Reason, if you do not timely provide notice to the Company within ninety (90) days of the date on which you first become aware of the occurrence of that event. The Company shall have fifteen (15) days following receipt of your written notice in which to correct in all material respects the circumstances constituting Good Reason, and you must terminate employment within sixty (60) days following expiration of the Company’s fifteen (15)-day cure period. Otherwise, any claim of such circumstances constituting “Good Reason” shall be deemed irrevocably waived by you. For purposes of this Retention Bonus Agreement, your good faith determination of “Good Reason” shall be conclusive. 2. Withholding Taxes. The Company may withhold from any and all amounts payable to you hereunder such federal, state and local taxes as the Company determines in its sole discretion may be required to be withheld pursuant to any applicable law or regulation. 3. Modification to November 2015 Retention Award. The retention bonus in the amount of $1,000,000 which the Company granted you on November 20, 2015, $500,000 of which was to be paid at the end of fiscal year 2016 (the “First Original Retention Payment”) and $500,000 of which was to be paid at the end of fiscal year 2017 (the “Second Original Retention Payment”), provided you were actively employed by the Company through the end of fiscal year 2016 and 2017, respectively, will be modified as follows: (a) Payment of the First Original Retention Payment will be accelerated so that you will receive the First Original Retention Payment when the Retention Bonus is paid to you; (b) In the event you terminate your employment with the Company without Good Reason (as defined above) or the Company terminates your employment for Cause (as defined above), in each case, before September 30, 2016, you will be required to repay to the Company, within ten (10) days of such termination, a pro-rated portion of the First Original Retention Payment (net of taxes withheld from the First Original Retention Payment; provided, that if repayment is required after calendar year 2016, you must pay the Company a pro-rated portion of the gross amount of the First Original Retention Payment) that was paid to you, based on the length of your continued employment with the Company from November 20, 2015 through the termination date; (c) This pro-rated portion will be calculated as per the following formula: (x)(i) the total amount of the First Original Retention Payment, net of taxes withheld, if repayment is during calendar year 2016 or (ii) the total gross amount of the First Original Retention Payment if repayment is after calendar year 2016, times (y) a ratio, the numerator of which is the total number of months of your continued employment (for which one day or more of service shall count as a full month of employment) from and including November 20, 2015 to and including the termination date, and the denominator of which is eleven (11), rounded to the nearest cent; and (d) The Second Original Retention Payment will be cancelled and by executing this Retention Bonus Agreement you acknowledge that the Company does not intend to pay the Second Original Retention Payment and you waive any rights you may have to receive such Second Original Retention Payment.

  3   4. No Right to Continued Employment. Nothing in this Retention Bonus Agreement will confer upon you any right to continued employment with the Company (or its subsidiaries or their respective successors) or to interfere in any way with the right of the Company (or its subsidiaries or their respective successors) to terminate your employment at any time. 5. Other Benefits. The Retention Bonus is a special incentive payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise. 6. No Assignments; Successors. This Retention Bonus Agreement is personal to each of the parties hereto. Except as provided in this paragraph, no party may assign or delegate any right or obligation hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Retention Bonus Agreement to any successor to all or substantially all of the business and/or assets of the Company; provided that the Company will require such successor to expressly assume and agree to perform this Retention Bonus Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. 7. Non-Competition and Non-Solicitation. In consideration of, among other things, your initial and/or ongoing relationship with the Company, this Retention Bonus and the First Original Retention Payment, you being granted access to trade secrets and other confidential information of the Company, and for other good and valuable consideration, the receipt and sufficiency of which you acknowledge, you undertake the obligations in Appendix I attached to this Retention Bonus Agreement. 8. Effectiveness. This Retention Bonus Agreement shall be effective May 1, 2016. 9. Governing Law. This Retention Bonus Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Delaware, without reference to rules relating to conflicts of laws. 10. Counterparts. This Retention Bonus Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. 11. Entire Agreement; Amendment. This Retention Bonus Agreement constitutes the entire agreement between you and the Company with respect to the Retention Bonus and supersedes any and all prior agreements or understandings between you and the Company with respect to the Retention Bonus, whether written or oral. This Retention Bonus Agreement may be amended or modified only by a written instrument executed by you and the Company. 12. Section 409A Compliance. Although the Company does not guarantee the tax treatment of the Retention Bonus, the intent of the parties is that the Retention Bonus be exempt from the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Retention Bonus Agreement shall be interpreted in a manner consistent therewith. [no more text on this page]

  4   This Retention Bonus Agreement is intended to be a binding obligation on you and the Company. If this Retention Bonus Agreement accurately reflects your understanding as to the terms and conditions of the Retention Bonus, please sign and date one copy of this Retention Bonus Agreement no later than May 20, 2016 and return the same to me for the Company’s records. You should make a copy of the executed Retention Bonus Agreement for your records. Very truly yours, AVAYA INC. Kevin J. Kennedy, CEO The above terms and conditions accurately reflect our understanding regarding the terms and conditions of the Retention Bonus, and I hereby confirm my agreement to the same. Dated: May 16, 2016 /s/ James M. Chirico, Jr. James M. Chirico, Jr.

  Appendix I - 1 Appendix I NON-COMPETITION AND NON-SOLICITATION By executing the Retention Bonus Agreement, you acknowledge the importance to Avaya Inc. and its affiliates existing now or in the future (hereinafter referred to collectively as the “Company”), of protecting its legitimate business interests. You further acknowledge that the Company is engaged in a highly competitive business, that its success in the marketplace depends upon the preservation of its confidential information and industry reputation, and that obtaining agreements such as this one from its employees is reasonable and necessary. You undertake the obligations in this Appendix I in consideration of your initial and/or ongoing relationship with the Company, this Retention Bonus, you being granted access to trade secrets and other confidential information of the Company, and for other good and valuable consideration, the receipt and sufficiency of which you acknowledge. As used in this Appendix I, “relationship” refers to your employment or association as an advisor, consultant or contractor, with the Company, as applicable. 1. Non-Competition. During your relationship with the Company and for a period of twelve (12) months immediately following the termination of your relationship with the Company for any reason, whether voluntary or involuntary, you will not, directly or indirectly, whether paid or not (a) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (b) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (c) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate him or herself with, any business whose business, product(s) or operations are in any respect competitive with or otherwise similar to the Company’s business. The foregoing covenant shall cover your activities in every part of the Territory. “Territory” shall mean (a) all states of the United States of America from which the Company derived revenue or conducted business at any time during the two-year period prior to the date of the termination of your relationship with the Company; and (b) all other countries from which the Company derived revenue or conducted business at any time during the two-year period prior to the date of the termination of your relationship with the Company. The foregoing shall not prevent: (a) passive ownership by you of no more than two percent (2%) of the equity securities of any publicly traded company; or (b) you providing services to a division or subsidiary of a multi-division entity or holding company, so long as (i) no division or subsidiary to which you provide services is in any way competitive with or similar to the business of the Company, and (ii) you are not involved in, and do not otherwise engage in competition on behalf of, the multi-division entity or any competing division or subsidiary thereof. 2. Non-Solicitation of Customers. During your relationship with the Company and for a period of twelve (12) months immediately following the termination of your relationship with the Company for any reason, whether voluntary or involuntary, you will not, directly or indirectly, contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any customer of the Company for the purposes of conducting business that is competitive with or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way; provided that this restriction applies (i) only with respect to those customers who are or have been a customer of the Company at any time within the immediately preceding one-year period or whose business has been solicited on behalf of the Company by any of its officers, employees or agents within said one-year period, other than by form letter, blanket mailing or published advertisement, and (ii) only if you have performed work for such customer during your relationship with the Company, have been introduced to, or otherwise have contact with, such customer as a result of your relationship with the Company, or have had access to Confidential Information which would assist in the solicitation of such customer. The foregoing restrictions shall not apply to general solicitation or advertising, including through media and trade publications.

  Appendix I - 2   “Confidential Information” means any and all information of the Company, whether or not in writing, that is not generally known by others with whom the Company competes or does business, or with whom it plans to compete or do business, and any and all information, which, if disclosed, would assist in competition against the Company, including but not limited to (a) all proprietary information of the Company, including but not limited to the products and services, technical data, methods, processes, know-how, developments, inventions, and formulae of the Company, (b) the development, research, testing, marketing and financial activities and strategic plans of the Company, (c) the manner in which the Company operates, (d) its costs and sources of supply, (e) the identity and special needs of the customers, prospective customers and subcontractors of the Company, and (f) the people and organizations with whom the Company has business relationships and the substance of those relationships. Without limiting the generality of the foregoing, Confidential Information shall specifically include: (i) any and all product testing methodologies, product test results, research and development plans and initiatives, marketing research, plans and analyses, strategic business plans and budgets, and technology grids; (ii) any and all vendor, supplier and purchase records, including without limitation the identity of contacts at any vendor, any list of vendors or suppliers, any lists of purchase transactions and/or prices paid; and (iii) any and all customer lists and customer and sales records, including without limitation the identity of contacts at purchasers, any list of purchasers, and any list of sales transactions and/or prices charged by the Company. Confidential Information also includes any information that the Company may receive or has received from customers, subcontractors, suppliers or others, with any understanding, express or implied, that the information would not be disclosed. Notwithstanding the foregoing, Confidential Information does not include information that (A) is known or becomes known to the public in general (other than as a result of a breach by you), (B) is or has been independently developed or conceived by you without use of the Company’s Confidential Information or (C) is or has been made known or disclosed to you by a third party without a breach of any obligation of confidentiality such third party may have to the Company of which you are aware. 3. Non-Solicitation/Non-Hiring of Employees and Independent Contractors. During your relationship with the Company and for a period of twelve (12) months immediately following the termination of your relationship with the Company for any reason, whether voluntary or involuntary, you will not, and will not assist anyone else to, (a) hire or solicit for hiring any employee of the Company or seek to persuade or induce any employee of the Company to discontinue employment with the Company, or (b) hire or engage any independent contractor providing services to the Company, or solicit, encourage or induce any independent contractor providing services to the Company to terminate or diminish in any substantial respect its relationship with the Company. For the purposes of this Appendix I, an “employee” or “independent contractor” of the Company is any person who is or was such at any time within the preceding six-month period. The foregoing restrictions shall not apply to general solicitation or advertising, including through media, trade publications and general job postings. 4. Non-Solicitation of Others. You agree that for a period of twelve (12) months immediately following the termination of your relationship with the Company, for any reason, whether voluntary or involuntary, you will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of your relationship with the Company, to terminate or adversely modify any business relationship with the Company, or not to proceed with, or enter into, any business relationship with the Company, nor shall you otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor. 5. Notice of New Address and Employment. During the 12-month period immediately following the termination of your relationship with the Company, for any reason, whether voluntary or involuntary, you will promptly provide the Company with pertinent information concerning each new job or other business activity in which you engage or plan to engage during such 12-month period as the Company may reasonably request in order to determine your continued compliance with your obligations under this Appendix I. You shall notify your new employer(s) of your obligations under this Appendix I,

  Appendix I - 3   and hereby consent to notification by the Company to such employer(s) concerning your obligations under this Appendix I. The Company shall treat any such notice and information as confidential, and will not use or disclose the information contained therein except to enforce its rights hereunder. Any breach of this Section 5 shall constitute a material breach of this agreement. 6. Acknowledgement of Reasonableness; Remedies. In signing or electronically accepting the Retention Bonus Agreement, you give the Company assurance that you have carefully read and considered all the terms and conditions hereof. You acknowledge without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the good will, Confidential Information and other legitimate business interests of the Company, that each and every one of those restraints is reasonable in respect to subject matter, length of time, and geographic area; and that these restraints will not prevent you from obtaining other suitable employment during the period in which you are bound by them. You will never assert, or permit to be asserted on your behalf, in any forum, any position contrary to the foregoing. Were you to breach any of the provisions of this Appendix I, the harm to the Company would be irreparable. Therefore, in the event of such a breach or threatened breach, the Company shall, in addition to any other remedies available to it, have the right to obtain preliminary and permanent injunctive relief against any such breach or threatened breach without having to post bond, and you agree that injunctive relief is an appropriate remedy to address any such breach. Without limiting the generality of the foregoing, or other forms of relief available to the Company, in the event of your breach of any of the provisions of this Appendix I, you will forfeit any award or payment made pursuant to any applicable severance or other incentive plan or program, or if a payment has already been made, you will be obligated to return the proceeds to the Company. 7. Unenforceability. In the event that any provision of this Appendix I shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The 12-month period of restriction set forth in Sections 1, 2, 3 and 4 hereof and the 12-month period of obligation set forth in Section 5 hereof shall be tolled, and shall not run, during any period of time in which you are in violation of the terms thereof, in order that the Company shall have the agreed-upon temporal protection recited herein. 8. Governing Law and Consent to Jurisdiction. The terms of this Appendix I shall be governed by and interpreted in accordance with the laws of the State of Delaware, as if performed wholly within the state and without giving effect to the principles of conflicts of law. In the event of any alleged breach of this Appendix I, you consent and submit to the exclusive jurisdiction of the federal and state courts in and of the State of Delaware. You will accept service of process by registered or certified mail or the equivalent directed to your last known address on the books of the Company, or by whatever other means are permitted by such court. 9. Attorneys’ Fees and Costs. Except as prohibited by law, you shall indemnify the Company from any and all costs and fees, including attorneys’ fees, incurred by the Company in successfully enforcing the terms of this Retention Bonus Agreement against you (including, but not limited to, a court partially or fully granting any application, motion, or petition by the Company for a temporary restraining order, preliminary injunction, or permanent injunction), as a result of your breach or threatened breach of any provision contained herein. The Company shall be entitled to recover from you its costs and fees incurred to date at any time during the course of a dispute (i.e., final resolution of such dispute is not a prerequisite) upon written demand to you. 10. Enforcement. The Company agrees that it will not enforce Sections 1, 2, 4 or the portion of Section 3 that prohibits you from hiring Company employees and independent contractors to restrict your employment in any jurisdiction in which such enforcement is contrary to law or regulation to the extent that you are a resident of such jurisdiction at the time your relationship with the Company terminates and does not otherwise change residency during the restriction period.